UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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THE LATIN AMERICAN DISCOVERY FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE LATIN AMERICAN DISCOVERY FUND, INC.

c/o Morgan Stanley Investment Management
522 Fifth Avenue
New York, NY 10036

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given of the Special Meeting of Stockholders (the "Meeting") of The Latin American Discovery Fund, Inc. (the "Fund"), to be held on October 19, 2018, at the offices of Morgan Stanley Investment Management Inc., 522 Fifth Avenue, 3rd Floor, New York, NY 10036 at 9:30 a.m. Eastern Time, and any adjournments or postponements thereof.

The Meeting is being held for the following purposes:

1.  To consider and act upon a proposal to liquidate and dissolve the Fund pursuant to the Plan of Liquidation adopted by the Board of Directors of the Fund, a copy of which is attached as Exhibit A to the proxy statement accompanying this notice.

2.  To consider and act upon any other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only stockholders of record of the Fund at the close of business on August 17, 2018, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting of the Fund or any adjournments or postponements thereof.

  MARY E. MULLIN
  Secretary

Dated: September 5, 2018

You can help avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly returning the enclosed Proxy Card. If you are unable to be present in person, please fill in, sign and return the enclosed Proxy Card in order that the necessary quorum may be represented at the Meeting. The enclosed envelope requires no postage if mailed in the United States. Stockholders will be able to vote telephonically by touchtone telephone or electronically on the Internet by following instructions contained on their Proxy Card or on the enclosed Voting Information Card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 19, 2018:

The Proxy Statement for the Special Meeting of Stockholders, along with the proxy cards and the Fund's annual and semi-annual reports, is available on the Internet at the website address located on the enclosed Proxy Card.

THE LATIN AMERICAN DISCOVERY FUND, INC.

c/o Morgan Stanley Investment Management
522 Fifth Avenue
New York, NY 10036

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors (the "Board," and its members, the "Directors") of The Latin American Discovery Fund, Inc. (the "Fund" or "LDF") in connection with the solicitation of Proxies by the Board for use at the Special Meeting of Stockholders of the Fund (the "Meeting") to be held on October 19, 2018, at 522 Fifth Avenue, 3rd Floor, New York, NY 10036. It is expected that the Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card will first be mailed to stockholders of the Fund ("Stockholders") on or about September 10, 2018. The purpose of the Meeting, the matters to be acted upon and the commencement time of the Meeting are set forth in the accompanying Notice of Special Meeting of Stockholders.

If the enclosed form of proxy for the Fund is properly executed and returned in time, or is submitted by telephone or Internet, to be voted at the Meeting, the proxies named therein will vote the shares of common stock with respect to the Fund (collectively, the "Shares") represented by it in accordance with the instructions marked thereon. Properly executed but unmarked proxies submitted by Stockholders will be voted FOR the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation of the Fund, as set forth in the accompanying Notice of Special Meeting of Stockholders and this Proxy Statement. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Fund, execution and delivery of a later dated proxy to the Secretary of the Fund (whether by mail or, as discussed below, by touchtone telephone or the Internet) (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy. In order to revoke a proxy in person at the Meeting, Stockholders must either submit a subsequent proxy or vote in person and request that their proxy be revoked. Stockholders whose Shares are held in street name by a broker of record and who wish to vote in person at the Meeting must obtain a legal proxy from their broker and present it at the Meeting to the inspector of elections.

The Board has fixed the close of business on August 17, 2018 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting and at any adjournments or postponements thereof. On that date, the Fund had [ ] Shares outstanding and entitled to vote.

The cost of soliciting proxies for the Meeting, consisting principally of printing and mailing expenses, will be borne by the Fund. The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Directors and officers of the Fund or officers and regular employees of Morgan Stanley Investment Management Inc. ("MSIM" or the "Adviser"), the investment adviser and the administrator for the Fund, Morgan Stanley & Co. LLC ("Morgan Stanley & Co.") and/or Morgan Stanley Smith Barney LLC, without special compensation therefor. In addition, the Fund may employ Computershare Inc. (operating through its Computershare Fund Services division), a Delaware Corporation ("CFS"), as proxy solicitor if it appears that the required number of votes to achieve a quorum will not be received. The transfer agent services for the Fund are currently provided by Computershare Trust Company, N.A.

Stockholders will be able to authorize proxies to vote their Shares by touchtone telephone or by Internet by following the instructions on the Proxy Card accompanying this Proxy Statement. The Internet procedures are designed to authenticate a Stockholder's identity to allow Stockholders to vote their Shares and confirm that their instructions have been properly recorded. To vote by Internet or by touchtone telephone, Stockholders can access the website or call the toll-free number listed on the Proxy Card. To vote by touchtone telephone or by Internet, Stockholders will need the number that appears on the Proxy Card or Voting Information Card in the shaded box.

In certain instances, CFS may call Stockholders to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate Stockholders' identities, to allow Stockholders to authorize the voting of their Shares in accordance with their instructions and to confirm that their instructions have been recorded properly. No recommendation will be made as to how a Stockholder should vote on any Proposal other than to refer to the recommendations of the Board. The Fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. Stockholders voting by telephone in this manner will be asked for identifying information and will be given an opportunity to authorize proxies to vote their Shares in accordance with their instructions. To ensure that the Stockholders' instructions have been recorded correctly, they will receive a confirmation of their instructions in the mail. A special toll-free number set forth in the confirmation will be available in case the information contained in the confirmation is incorrect. Although a Stockholder's vote may be taken by telephone, each Stockholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed Proxy Card or by Internet or touchtone telephone as set forth above. The last proxy vote received in time to be voted, whether by Internet, mailed Proxy Card or touchtone telephone, will be the vote that is counted and will revoke all previous votes by the Stockholder. In the event that CFS is retained as proxy solicitor, CFS will be paid a project management fee as well as telephone solicitation expenses incurred for reminder calls, outbound telephone voting, confirmation of telephone votes, inbound telephone contact, obtaining Stockholders' telephone numbers and providing additional materials upon Stockholder request, at an estimated cost of $24,500, which would be borne by the Fund. Any additional expenses incurred by CFS with respect to the Fund will be paid by the Fund.

The Fund will furnish, without charge, a copy of its annual report for its fiscal year ended December 31, 2017 and its semi-annual report for the six-month period ended June 30, 2018 to any Stockholder of the Fund requesting such reports. Requests for annual and/or semi-annual reports should be made in writing to the Fund, Morgan Stanley Closed-End Funds, c/o CFS, P.O. Box 30170, College Station, TX 77842-3170, by calling toll-free (800) 231-2608 or by visiting the Adviser's Internet website at www.morganstanley.com/im.

MSIM serves as the Fund's administrator and Adviser. The business address of MSIM is 522 Fifth Avenue, New York, NY 10036. State Street Bank and Trust Company serves as sub-administrator to the Fund. The business address of State Street Bank and Trust Company is One Lincoln Street, Boston, MA 02111-2101.

Only one Proxy Statement will be delivered to multiple Stockholders sharing an address, unless the Fund has received contrary instructions. The Fund will furnish, upon written or oral request, a separate copy of the Proxy Statement to a Stockholder at a shared address to which a single Proxy Statement was delivered. Requests for a separate Proxy Statement, and notifications to the Fund that a Stockholder wishes to receive separate copies in the future, should be made in writing to the Fund, Morgan Stanley Closed-End Funds, c/o CFS, P.O. Box 30170, College Station, TX 77842-3170, or by calling toll-free (800) 231-2608. Multiple Stockholders who are sharing an address and currently receiving multiple copies of periodic reports and proxy statements may request to receive only one copy of such reports and proxy statements by calling toll-free (800) 231-2608.

The Board of Directors of the Fund unanimously recommends that you vote "FOR" the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation as set forth in Proposal No. 1 of the Notice of Special Meeting of Stockholders and this Proxy Statement. Your vote is important. Please return your Proxy Card promptly no matter how many Shares you own.

LIQUIDATION AND DISSOLUTION OF THE FUND
(Proposal No. 1)

Introduction

At a meeting held on August 7, 2018, the Board of the Fund unanimously approved and declared advisable the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation adopted by the Board of the Fund (the "Plan of Liquidation"), a form of which is attached hereto as Exhibit A, and directed that the matter be submitted to the Fund's Stockholders for their consideration and approval. The Fund's charter requires that the liquidation and dissolution of the Fund be approved by the affirmative vote of a majority of the outstanding Shares of the Fund.

If Stockholders approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation, the Adviser will direct the orderly liquidation of the Fund's assets as soon as reasonably practicable, the discharging of, making reasonable provision for the payment of, or maintaining reserves against all liabilities of the Fund, and the distribution of the net proceeds to Stockholders in one or more liquidating distributions. Fund management expects that Stockholders will receive such distributions in cash and as soon as reasonably practicable subsequent to the Effective Date (as defined below). Such amount will be reduced by the expenses of the Fund in connection with the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation. As soon as practicable after the liquidation and distribution of the Fund's assets, the Fund will take such actions as may be necessary in order to deregister the Fund under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and, will file, if required, a final Form N-SAR (semi-annual report) with the Securities and Exchange Commission (the "Commission"). In addition, as soon as reasonably practicable following such deregistration, the Fund will dissolve in accordance with the laws of the State of Maryland and the Fund's charter. If Stockholders do not approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation, the Board will consider what further action, if any, to take.

The Board unanimously recommends that you vote "FOR" the Proposal to liquidate and dissolve the Fund pursuant to the Plan of Liquidation.

Background

Shares of closed-end funds often trade in the marketplace at a discount to their net asset value per Share ("NAV"). This has historically been true in the case of the Fund, which has traded at a persistent discount to its NAV for the past several years, despite tender offers and the Fund's share repurchase program. As of June 30, 2018, prior to the Board's approval of the Plan of Liquidation, the Fund's NAV was $10.97 and the market price of its Shares was $9.59, representing a discount of approximately 12.58%. During the 12-month and 18-month periods ended June 30, 2018, the average discount to NAV of the Fund was approximately 12.32% and 12.19%, respectively. Since the announcement of the Board's approval of the Plan of Liquidation, the discount to NAV of the Fund has narrowed and as of August 9, 2018 the Shares traded at a discount of 2.60% to NAV. The Adviser believes that the narrowing of the discount is a result of the announcement that the Board has determined to submit this Proposal to Stockholders.

Furthermore, assets of the Fund have consistently declined over time due to year-end distributions and activities to help manage the persistent discount including tender offers and open market share repurchases. Specifically, assets have declined from approximately $99.2 million as of December 31, 2013 to approximately $75.6 million as of May 31, 2018. As of June 30, 2018, 48.7% of outstanding Shares have been retired through tender offers and open market share repurchases, contributing to the Fund's declining asset size. The declining assets under management have resulted in an increase in Fund operating expenses for Stockholders, rising from a total net expense ratio of 1.37% as of year-end 2016 to an estimated 1.39% as of May 31, 2018, which includes the Adviser's voluntary waiver of management fees of 15.6 basis points.

Board Considerations

The Board of the Fund regularly reviews with Fund management possible actions that could address the Fund's persistent discount and enhance Stockholder value. Considering the relatively small size of the Fund, the persistent discount at which the Fund's Shares have traded and other economic considerations and matters relating to New York Stock Exchange listing standards as further described below, the Board of the Fund unanimously approved and declared advisable the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation after considering various other alternatives. Specifically, the Board considered the possibility of converting the Fund to an open-end fund, merging the Fund into another investment company, changing the Fund's investment strategy, continuing to repurchase shares in the open market and/or conducting a tender offer to repurchase the Fund's Shares. The Board has determined that none of these options were likely to enhance Stockholder value, primarily due to the Fund's prior experience doing tender offers and repurchasing shares for the Fund. The Board further considered that the actual amounts to be distributed to Stockholders of the Fund upon liquidation are subject to significant uncertainties and not possible to predict at this time. The amount available for distribution to Stockholders will be based, in part, on such factors as the value of the Fund's assets at the time of liquidation and then-current market conditions and the amount of the Fund's actual costs, expenses and liabilities to be paid in the future.

The Board determined that converting to an open-end fund was likely to further diminish the size of the Fund, as there would likely be significant redemption requests in connection with such a conversion, resulting in a higher expense ratio, and a conversion would involve additional trading and tax costs. Following a conversion, the Fund would likely need to liquidate assets in order to meet redemption requests from investors who do not wish to remain shareholders of an open-end fund. When a closed-end fund converts to an open-end fund, there is the potential for significant redemptions of the new open-end fund shares by the former closed-end fund shareholders. In some open-ending transactions, shareholders have redeemed as much as 50% of the closed-end fund's shares shortly after the open-ending is completed. The remaining Stockholders would suffer the potential effects of these liquidations in the form of transaction costs and lower sale prices for portfolio securities than the Fund might have received under other circumstances. While such mechanisms as redemption fees and in-kind payments might mitigate the costs associated with such additional redemptions, they may not fully insulate the remaining Stockholders from bearing a portion of these costs. In addition, a decrease in the Fund's size through significant redemptions could result in an increased expense ratio for remaining Stockholders. The Board also concluded that a merger of the Fund or a change in investment strategy were not viable strategic alternatives due to, among other factors, a lack of merger candidates, the Fund's geographic focus and cost considerations.

The Board considered the possibility of continuing to pursue the Fund's share repurchase program, which was put in place for purposes of enhancing Stockholder value and reducing the discount at which the Fund's Shares trade from their NAV. Since the inception of the share repurchase program on September 15, 1998, the Fund has repurchased 2,493,988 of its Shares at an average discount of 17.77% from NAV. The Board also concluded that a large-scale tender offer to repurchase the Fund's Shares or continuing to pursue the Fund's share repurchase program was likely to further diminish the size of the Fund and could result in increased total expenses of the Fund, and was therefore not in the best interests of the Fund's Stockholders in the long term.

The Board also considered capital loss carryforwards, which could be used to offset any gains realized by the liquidation of the Fund's portfolio securities. The Board further considered that, given the fact that the Fund had $12.5 million in capital loss carryforwards as of December 31, 2017 and there were anticipated capital gains resulting from liquidation, it was likely that any capital loss carryforwards could be used to offset any gains that occur within the Fund resulting from the trades related to the liquidation, and the benefit of such capital loss carryforwards would be passed through to Stockholders.

The Board additionally considered that, at the Fund's annual meeting of stockholders held on June 21, 2018 and in years prior, the proposal to elect every Director nominee named in the Fund's proxy statement was not approved by a majority of the Fund's voting securities present in person or by proxy. Because the required vote for election of all Director nominees nominated for election at recent annual meetings of stockholders has not been obtained, the Board considered certain corporate governance matters, including the Fund's ability to continue to meet ongoing New York Stock Exchange listing standards as the size of the Board continues to decrease in light of the foregoing.

After considering the feasibility of the continued operation of the Fund and alternatives to liquidation, and based upon the foregoing considerations and other relevant factors, at a meeting held on August 7, 2018, the Board determined that, under the circumstances, liquidation of the Fund is in the best interests of the Fund and its Stockholders. Following review and discussions with the Adviser and Fund counsel, the Fund's Directors, including the Independent Directors, then unanimously approved and declared advisable the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and directed that the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation be submitted for consideration by the Fund's Stockholders.

If liquidation and dissolution of the Fund pursuant to the Plan of Liquidation is approved by Stockholders, the Adviser, under the oversight of the Board and the officers of the Fund, will proceed to wind up the Fund's affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund cannot predict at this time how long it will take to accomplish an orderly liquidation because claims against the Fund may arise during the liquidation process and the Fund cannot predict the time necessary to liquidate its portfolio securities to acquire the cash necessary to distribute to Stockholders. If Stockholders do not approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation, the Board will consider what further action, if any, to take.

Description of the Plan of Liquidation and Liquidation of the Fund

Effective Date of the Plan of Liquidation and Cessation of the Fund's Activities as an Investment Company. The Plan of Liquidation shall be and become effective only upon (a) the adoption and approval of the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation by the affirmative vote of a majority of the outstanding Shares of the Fund and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and its Board of Directors. The date of such adoption and approval of the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation by Stockholders and resolution of all pending claims is hereinafter called the "Effective Date." After the Effective Date, the Fund shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to its Stockholders in accordance with the provisions of this Plan of Liquidation after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund shall, prior to the making of the final liquidating distribution, continue to, as determined to be appropriate by the Board, make payment of dividends and other distributions to Stockholders, as applicable.

Closing of Books and Restriction on Transfer of Shares. The proportionate interests of Stockholders in the assets of the Fund shall be fixed on the basis of their respective holdings at the close of business on the Effective Date, or on such later date as may be determined by the Board of Directors (the "Valuation Date"). On the Valuation Date, the books of the Fund shall be closed and, unless the books of the Fund are reopened because the Plan of Liquidation cannot be carried into effect under the laws of the State of Maryland or otherwise, the Stockholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's Shares will cease to be traded on the New York Stock Exchange.

Liquidation Distributions. Following Stockholder approval of the liquidation and dissolution of the Fund, the Fund will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to Stockholders after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund may, prior to the making of the final liquidating distribution and as determined to be appropriate by the Board, make payment of dividends and other distributions to Stockholders and permit the reinvestment thereof in additional Shares. After the distribution of assets to Stockholders, the Fund will be dissolved in accordance with the Plan of Liquidation and Maryland law. The Plan of Liquidation provides that the Directors may authorize such variations from, or amendments to, the provisions of the Plan of Liquidation as may be necessary or appropriate to effect the dissolution and complete liquidation and termination of the existence of the Fund in accordance with the purposes intended to be accomplished by the Plan of Liquidation.

As soon as practicable after the Effective Date and after Stockholder approval of the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation, the Fund will send to each Stockholder of record not holding a stock certificate a liquidating distribution equal to the Stockholder's proportionate interest in the remaining assets of the Fund and information concerning the sources of the liquidating distribution. Each Stockholder holding stock certificates of the Fund will receive a confirmation showing the number of Shares represented by such stock certificates and the total number of outstanding Shares of the Fund as of the Valuation Date. This confirmation will include advice that each Stockholder will be paid such Stockholder's proportionate interest in the net assets of the Fund in cash upon return of the stock certificate. Except as may be otherwise agreed to between the Fund and the Adviser, all expenses incurred by or allocable to the Fund in carrying out the Plan of Liquidation and dissolving the Fund shall be borne by the Fund.

General Income Tax Consequences

The following is a summary of certain federal income tax considerations generally relevant to the Fund and its Stockholders. No attempt is made to present a detailed explanation of the tax treatment of the Fund or its Stockholders, and the discussion here is not intended as a substitute for careful tax planning. Stockholders are urged to consult their tax advisors with specific reference to their own tax situations.

This general discussion of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder as in effect on the date of this Proxy Statement. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, possibly with retroactive effect.

If its Stockholders approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation, the Fund will sell its assets and distribute the proceeds and any income to Stockholders. The Fund anticipates that it will retain its qualification for treatment as a regulated investment company during the liquidation period and will make required distributions so that it will not be taxed on the Fund's net gain, if any, realized from the sale of its assets. As described below, the Fund may, if eligible, treat all or a portion of the amounts required to be distributed as having been paid out as part of the liquidation distribution.

The Fund expects to treat all or a portion of its investment company taxable income, if any, and its net capital gains, if any, required to be distributed for the taxable years ending at or prior to the dissolution date, as an income dividend or capital gain distribution, as applicable, on account of the Fund's final taxable year as having been paid out as liquidation distributions made to the Fund's Stockholders in complete liquidation of the Fund. As described in the next paragraph, any such liquidation distributions (in lieu of an income dividend or capital gain distribution) will be treated for U.S. federal income tax purposes as having been received by Fund Stockholders as consideration for a sale or exchange of their Fund stock. However, to the extent necessary, the Fund may declare, before the date of dissolution, a dividend or dividends which, together with all such previous dividends, will have the effect of distributing to the Fund's Stockholders all or a portion of such income and gains for the taxable years ending at or prior to the dissolution date (computed without regard to any deduction for dividends paid), if any, realized in the taxable years ending at or prior to the dissolution date (after reduction for any capital loss carryforward) and any additional amounts necessary to avoid any income or excise tax for such periods. The tax consequences to Stockholders from any such dividends will be the same as is normally the case with respect to the payment of dividends by the Fund.

A Stockholder who receives liquidating distributions will be treated as having received the distribution in exchange for the Stockholder's stock in the Fund and will recognize gain or loss based on the difference between the amount received and the Stockholder's basis in the Fund stock. If a Stockholder holds stock as capital assets, the gain or loss will be characterized as a capital gain or loss. If the stock has been held for more than one year, any such gain will be treated as long-term capital gain, taxable to individual Stockholders at a maximum U.S. federal tax rate of 15% or 20%, and any such loss will be treated as long-term capital loss. Capital gain or loss on stock held for one year or less will be treated as short-term capital gain or loss, except that any loss realized with respect to stock in the Fund held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends that were received on the stock.

Liquidating distributions to a Stockholder may be subject to backup withholding. Generally, Stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the applicable withholding agent, those who, to such withholding agent's knowledge, have furnished an incorrect number, and those who underreport their tax liability. Certain Stockholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's U.S. federal income tax liability.

Required Vote

Approval of the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation requires the affirmative vote of a majority of the outstanding Shares of the Fund. See "Additional Information" below.

Appraisal Rights

Under Maryland law, Stockholders will not be entitled to appraisal rights in connection with the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation.

The Board of Directors of the Fund unanimously recommends that you vote "FOR" the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the management of the Fund, the following persons each were beneficial owners of more than 5% of the Fund's outstanding Shares at August 17, 2018. This information is based on publicly available Schedule 13D and 13G disclosures filed with the Commission.

Fund	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
LDF	City of London Investment Group PLC 77 Gracechurch Street, London England EC3V 0AS	2,275,828 Shares with shared voting power and shared dispositive power(1)	33.60%
	Amica Mutual Insurance Company 100 Amica Way Lincoln, Rhode Island 02865	755,201 Shares with sole voting power and sole dispositive power(2)	11.09%
	Lazard Asset Management LLC 30 Rockefeller Plaza New York, New York 10112	613,196 Shares with sole voting power and sole dispositive power(3)	9.07%

(1)  Based on a Schedule 13D filed with the Commission on March 28, 2017.

(2)  Based on a Schedule 13G filed with the Commission on February 2, 2017.

(3)  Based on a Schedule 13G/A filed with the Commission on February 8, 2018.

As of August 17, 2018, the aggregate number of Shares of the Fund owned by the Fund's officers and Directors as a group was less than one percent of the Fund's outstanding Shares.

ADDITIONAL INFORMATION

No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of Stockholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy Card will vote thereon according to their best judgment in the interests of the Fund. In the event that the necessary quorum to transact business or the vote required to approve or reject any Proposal for the Fund is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's Shares present in person or by proxy at the Meeting. In the event a quorum is present at the Meeting but sufficient votes to approve any of the Proposals with respect to the Fund are not received, Proxies would be voted in favor of one or more adjournments of the Meeting with respect to such Proposal to permit further solicitation of Proxies, provided the persons named as proxies determine that such an adjournment and additional solicitation is reasonable and in the interest of Stockholders. Pursuant to the Fund's By-laws, the chairman of the Meeting or an officer of the Fund have the power to adjourn the Meeting from time to time. Abstentions and broker non-votes are not considered votes "FOR" Proposal 1 at the Meeting. As a result, abstentions and broker non-votes have the same effect as a vote against Proposal 1 because approval of Proposal 1 requires the affirmative vote of a majority of the outstanding Shares of the Fund.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

A Stockholder's Proposal, including with respect to Director nominees, intended to be presented at the Fund's Annual Meeting of Stockholders in 2019 must be received by the Fund on or before January 10, 2019 in order to be included in the Fund's proxy statement and Proxy Card relating to that meeting. Any Stockholder who desires to bring a Proposal, including with respect to Director nominees, at the Fund's Annual Meeting of Stockholders in 2019, without including such Proposal in the Fund's proxy statement, must deliver written notice thereof to the Secretary of the Fund not before March 23, 2019 and not later than April 22, 2019, in the manner and form required by the Fund's By-Laws. The Fund will furnish, without charge, a copy of its By-Laws to any Stockholder of the Fund requesting such By-Laws.

Requests for the Fund's By-Laws should be made in writing to the Fund, c/o Morgan Stanley Investment Management, 522 Fifth Avenue, Legal Department-19th Floor, New York, NY 10036.

  MARY E. MULLIN
  Secretary

Dated: September 5, 2018

Stockholders of the Fund who do not expect to be present at the Meeting for the Fund and who wish to have their Shares voted are requested to vote their Shares over the Internet, by telephone or by dating and signing the enclosed Proxy Card for the Fund and returning it in the enclosed envelope. No postage is required if mailed in the United States.

Exhibit A

PLAN OF LIQUIDATION

The following Plan of Liquidation (the "Plan") of The Latin American Discovery Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, which operates as a closed-end non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund's Articles of Incorporation (the "Charter") and under Maryland law.

WHEREAS, the Fund's Board of Directors (the "Board") has deemed it advisable and in the best interests of the Fund and its stockholders for the Fund to liquidate and dissolve, and the Board, on August 7, 2018, considered the matter and directed that such liquidation and dissolution pursuant to this Plan be submitted to the stockholders of the Fund for their consideration and approval.

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1.  Effective Date of Plan. The Plan shall be and become effective only upon (a) the adoption and approval of the liquidation and dissolution of the Fund pursuant to the Plan by the affirmative vote of a majority of the outstanding voting securities of the Fund, as defined under the Investment Company Act, and in accordance with the Charter, and (b) the satisfactory resolution in the sole discretion of the Board of any and all claims pending against the Fund and its Board. The date of such adoption and approval of the liquidation and dissolution of the Fund pursuant to the Plan by the stockholders of the Fund and resolution of all pending claims is hereinafter called the "Effective Date."

2.  Cessation of Business. After the Effective Date, the Fund shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to its stockholders in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund shall, prior to the making of the final liquidating distribution, continue to, as determined to be appropriate by the Board, make payment of dividends and other distributions to stockholders, as applicable.

3.  Restriction of Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective holdings at the close of business on the Effective Date, or on such later date as may be determined by the Board (the "Valuation Date"). On the Valuation Date, the books of the Fund shall be closed and, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange.

4.  Liquidation of Assets. After the Effective Date, the Fund shall cause the liquidation of its assets to cash form as practicable consistent with the terms of the Plan.

Exhibit A-1

5.  Payment of Debts. As soon as practicable after the Effective Date, the Fund shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 6 below.

6.  Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the Fund's assets are expected to be distributed by one or more cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. As soon as practicable after the Effective Date, the Fund will mail or wire, as applicable, the following to each stockholder of record not holding a stock certificate: (i) one or more liquidating distributions equal to the stockholder's proportionate interest in the remaining assets of the Fund (after the payments and creation of the reserves contemplated by Section 5 above) as of the Valuation Date, and (ii) information concerning the sources of the liquidating distribution. Each stockholder holding stock certificates of the Fund will receive a confirmation showing the number of shares represented by such stock certificates and the total number of outstanding shares of the Fund as of the Valuation Date. This confirmation will include advice that each stockholder will be paid such stockholder's proportionate interest in the net assets of the Fund in cash upon return of the stock certificate.

7.  Expenses of Liquidation and Dissolution. Except as may be otherwise agreed to between the Fund and its investment adviser, Morgan Stanley Investment Management Inc., all expenses incurred by or allocable to the Fund in carrying out this Plan shall be borne by the Fund.

8.  Power of the Board of Directors. The Board and, subject to the general direction of the Board, the officers of the Fund, shall have authority to do or authorize any and all acts and things as provided for in this Plan and any and all such further acts and things as the Board or such officers, as the case may be, may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and filing of all certificates, documents, notices, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act, the Securities Act of 1933, as amended, and applicable Maryland law.

The death, resignation or other disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in this Plan.

9.  Amendment or Abandonment of the Plan. The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) at any time without stockholder approval as may be necessary or appropriate to effect the complete liquidation, dissolution and termination of existence of the Fund, and the distribution of assets of the Fund to its stockholders, in accordance with the purposes intended to be accomplished by this Plan. In addition, the Board may abandon this Plan prior to the filing of the Articles of Dissolution of the Fund if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

Exhibit A-2

10.  Satisfaction of Federal Income and Excise Tax Distribution Requirements. At or immediately prior to the liquidation date, the Fund shall, if necessary, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the stockholders of the Fund all of the Fund's investment company taxable income for taxable years ending at or prior to the liquidation date (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in taxable years ending at or prior to the liquidation date (after reduction for any capital loss carry-forward) and undistributed net income from tax-exempt obligations and any additional amounts necessary to avoid any income tax and excise tax for such periods.

11.  De-Registration Under the Investment Company Act. As soon as practicable after the liquidation and distribution of the Fund's assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission and take such other actions as may be necessary in order to de-register the Fund under the Investment Company Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the Securities and Exchange Commission.

12.  Dissolution under Maryland Law. As soon as practicable after the Effective Date, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Charter, including filing Articles of Dissolution with and for acceptance by the State Department of Assessments and Taxation of Maryland.

13.  Appraisal Rights. Under Maryland law, stockholders will not be entitled to appraisal rights in connection with the liquidation and dissolution of the Fund pursuant to this Plan.

14.  Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Maryland.

The Latin American Discovery Fund, Inc.

By: /s/ John H. Gernon

Name: John H. Gernon
Title: President and Principal Executive Officer

Exhibit A-3

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Stockholder Meeting 522 Fifth Avenue, 3rd Floor, Room 3N New York, NY 10036 on October 19, 2018

Please detach at perforation before mailing.

PROXY	THE LATIN AMERICAN DISCOVERY FUND, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 19, 2018

This proxy is solicited on behalf of the Board of Directors of The Latin American Discovery Fund, Inc. (the “Fund”)

The undersigned hereby constitutes and appoints John H. Gernon, Mary E. Mullin and Francesca Mead, and any of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and any of them, to represent and vote, as designated on the reverse side, all shares of common stock of the Fund, held of record by the undersigned on August 17, 2018 at the Special Meeting of Stockholders to be held at 522 Fifth Avenue 3rd Floor, Room 3N, New York, NY 10036, on October 19, 2018 at 9:30 a.m., New York time, and at any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder, and, in the discretion of such proxies, upon any and all other matters as may properly come before the meeting or any adjournment or postponement thereof.  If no direction is made, this proxy will be voted “FOR” the Proposal.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

LDF_30155_081318

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to Be Held on October 19, 2018.

The Proxy Statement, Proxy Card, Annual and Semi-Annual Report for this meeting are available at:

https://www.proxy-direct.com/mor-30155

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:  ☒

Proposal	THE BOARD RECOMMENDS THAT YOU CAST YOUR VOTE “FOR” THE PROPOSAL AS DESCRIBED IN THE PROXY STATEMENT.

		FOR	AGAINST	ABSTAIN
1.	To liquidate and dissolve the Fund pursuant to the Plan of Liquidation adopted by the Board of Directors of the Fund.	☐	☐	☐

Authorized Signatures – This section must be completed for your vote to be counted.– Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it.  When shares are held jointly, each holder should sign.  When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) – Please print date below	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box
/ /

Scanner bar code

THE LATIN AMERICAN DISCOVERY FUND, INC. SPECIAL MEETING FOR HOLDERS AS OF 8/17/18 TO BE HELD ON 10/19/18

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cut-off date.

Vote by Internet:	www.proxyvote.com

Vote by Phone:	1-800-454-8683

Vote by Mail:	Use the envelope enclosed

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				E50699-S75387

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following material is available at www.proxyvote.com: Notice and Proxy Statement

			PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON	☐

The Board of Directors recommends you vote FOR the following proposal:				For	Against	Abstain

1.			To liquidate and dissolve the Fund pursuant to the Plan of Liquidation adopted by the Board of Directors of the Fund.	☐	☐	☐

		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date